AIRLINE ECONOMICS INTERNATIONAL, INC.
---------------------------------------------------------------
Lee R. Howard                           Telephone (706)579-1466
President
6088 Indian Pipe Drive
487 Big Canoe
Big Canoe, Georgia 30143 USA

                                             December 27, 1997


Igor Dmitrowsky
President
Baltia Air Lines, Inc.
63-25 Saunders Street, Suite 7I
Rego Park, NY 11374

Dear Mr.  Dmitrowski:

We, Airline Economics, Inc.  and Airline Economics
International, Inc., give you permission to publish in your forthcoming prospectus all letters, analyses, data, statements, and other material furnished you regarding Baltia's
JFK-St.Petersburg operation.


                                             Sincerely,

                                             (Signature)

                                             Lee R. Howard